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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K
                                (AMENDMENT NO.1)


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT:  July 23, 1998


                           UNITED LEISURE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


   DELAWARE                         0-6106                 13-2652243
(State or Other                  (Commission            (I.R.S. Employer
Jurisdiction of                  File Number)               I.D. No.)
Incorporation)


18081 MAGNOLIA AVENUE, FOUNTAIN VALLEY, CA                  92708
 (Address of Principal Executive Offices)                 (Zip Code)


                                  714/378-8761
                        (Registrant's Telephone Number,
                              Including Area Code)


                                      N/A
          (Former name or former address, if changed from last report)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On July 23, 1998, United Leisure Corporation (the "Company") and its wholly-owned subsidiary, United Internet Technologies, Inc. (formerly known as United Leisure Interactive, Inc.) ("UIT") entered into an Asset Purchase Agreement dated as of June 30, 1998 (the "Purchase Agreement"), with Genisys Reservations Systems, Inc., a New Jersey corporation ("Genisys"), and Netcruise Interactive, Inc. ("Netcruise"), a wholly-owned subsidiary of Genisys, pursuant to which UIT transferred to Netcruise all of UIT's right, title and interest in and to (i) an exclusive, world-wide and perpetual license from UIT with respect to travel-related applications of certain interactive technology, (ii) certain related intellectual property, and (iii) certain tangible assets to be used in connection with the exploitation of the licensed technology.

     In consideration for the receipt thereof, Genisys issued to UIT (i) 2,000,000 shares of its Common Stock, (ii) a warrant to purchase up to 800,000 shares of Genisys Common Stock at $2.50 per share if the total pretax profits of Netcruise ("Total Pretax Profits") for the years 1999, 2000, and 2001 equal or exceed $5,000,000 and (iii) a warrant to purchase up to 800,000 shares of Common Stock at $6.00 per share if Total Pretax Profits for the years 1999, 2000, and 2001 equal or exceed $10,000,000.

     For a period of three years, Harry Shuster will serve as Chairman, and Brian Shuster will serve as President, of Netcruise. In addition, both Harry Shuster and Brian Shuster will serve on the Board of Directors of Genisys for the same period. Harry Shuster is Chairman of the Board, President, Chief Executive officer and a director of the Company and Brian Shuster is Executive Vice President, Secretary and a director of the Company. Brian Shuster is the son of Harry Shuster. Pursuant to the Purchase Agreement, Brian Shuster was issued warrants to purchase Genisys Common Stock on the same terms as the warrants issued to UIT, except that each of the two warrants issued to Brian Shuster represents the right to purchase up to 200,000 shares of Genisys Common Stock.

     Netcruise also assumed UIT's lease at 1990 Westwood Boulevard, Penthouse, Los Angeles, California.

     The Company agreed not to enter into any facet of the travel industry in competition with Genisys or Netcruise.

     Subsequent to the date of the transaction described above, Genisys informed the Company and UIT of the following. Genisys was notified by The Nasdaq Stock Market, Inc. ("Nasdaq") that the issuance of the 2,000,000 shares of Genisys Common Stock and the Warrants to UIT caused Genisys to be inadvertently in violation of a certain Nasdaq Marketplace Rule (the "Nasdaq Rule"), because the issuance of the 2,000,000 shares of Genisys Common Stock and the

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Warrants amounted to more than 20% of the issued and outstanding shares of
Genisys and the issuance thereof was not approved by Genisys' stockholders as required by the Nasdaq Rule. Genisys has been informed that Nasdaq intends to delist Genisys' Common Stock as a result of its noncompliance with the Nasdaq Rule, unless Genisys takes curative action acceptable to Nasdaq. Pending the full implementation of the proposed curative action described below, Genisys has appealed Nasdaq's determination. A hearing on the proposed delisting is pending.

     As a result of the Nasdaq notification, UIT, Genisys and certain of Genisys' principal stockholders have entered into an agreement dated October 28, 1998 (the "Agreement") for the purpose of restructuring their transaction, and Genisys is in the process of calling a meeting of its stockholders to seek the stockholder approval required by the Nasdaq Rule. Under the terms of the Agreement, UIT is returning to Genisys (i) 1,100,000 shares of Genisys Common Stock (retaining 900,000 shares of Genisys Common Stock (the "Retained Shares")) and (ii) the Warrants. Genisys will promptly issue to UIT 1,100,000 shares of Genisys Convertible Series B Preferred Stock, par value $.0001 per share (the "Genisys Preferred Shares"), which, among other things, are automatically convertible into 1,100,000 shares of Genisys Common Stock upon Genisys' obtaining stockholder approval as required by the Nasdaq Rule. In addition, upon obtaining the requisite stockholder approval, Genisys will reissue the Warrants to UIT.

     Among other things, the Genisys Preferred Shares carry a mandatory dividend of $275,000, payable on September 30, 1999, and mandatory quarterly dividends of $68,750, commencing with the quarter ending December 31, 1999. No dividend is payable if the Genisys stockholders approve the issuance of the 1,100,000 shares of Genisys Common Stock and the Warrants to UIT, and the Genisys Preferred Shares have been converted into 1,100,000 shares of Genisys Common Stock, prior to June 30, 1999. The Genisys Preferred Shares are non-voting, unless voting is required by New Jersey law. The Genisys Preferred Shares also carry a mandatory liquidation preference of $2,750,000 plus all accrued and unpaid dividends.

     UIT has agreed not vote the Retained Shares and may not vote the Genisys Preferred Shares at the Genisys stockholders' meeting. Certain principal stockholders of Genisys have agreed to vote their shares of Genisys Common Stock in favor of the issuance of the 1,100,000 shares of Genisys Common Stock and the Warrants.

     If, for any reason, the 1,100,000 shares of Genisys Common Stock and the Warrants are not issued to UIT on or before June 30, 1999, then, in addition to any and all rights and remedies available to UIT, UIT at its option, may appoint up to four members of the Board of Directors of Genisys.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          2.1 Asset Purchase Agreement, dated as of June 30, 1998, by and among United Leisure Corporation, a Delaware corporation; United Leisure Interactive, Inc., a Delaware corporation; Genisys Reservations Systems, Inc., a New Jersey corporation; and Netcruise Interactive, Inc., a New Jersey corporation (previously filed with the Company's Current Report on Form 8-K dated July 23,
1998).

          2.2. Agreement dated October 27, 1998, by and among United Internet Technologies, Inc., Genisys Reservation Systems, Inc., Warren D. Bagatelle, Loeb Holding Corporation, Loeb Partners Corp., HSB Capital, David W. Sass, Mark A. Kenny, John H. Wasko, Joan E. Wasko, Lawrence E. Burk and S. Charles Tabak.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                        UNITED LEISURE CORPORATION



Dated:  November 4, 1998                By /s/ Harry Shuster
                                        --------------------------
                                        Harry Shuster,
                                        Chief Executive Officer



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